SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) July 9, 2003


                        MIRANT AMERICAS GENERATION, LLC
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)


             Delaware                                     51-0390520
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   (State or other jurisdiction              (IRS Employer Identification No.)
         of incorporation)


         1155 PERIMETER CENTER WEST, ATLANTA, GA             30338
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         (Address of principal executive offices)         (Zip Code)


       Registrant's telephone number, including area code   (678) 579-5000
                                                           ----------------


                                      N/A
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        (Former name or former address, if changed since last report.)

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Item 5.   Other

Recent Developments

     On July 9, 2003, Mirant Americas Generation LLC ("MAG") supplemented its exchange offer (the "Exchange Offer") commenced on June 2, 2003, for its outstanding 7.625% Senior Notes due 2006 (the "Existing Notes"), as amended on June 20, 2003 and June 30, 2003, pursuant to Supplement Number 1 to the Second Amended Offering Circular dated July 9, 2003 (the "Supplemented Offering Circular").

     The Exchange Offer does not contain changes from the Second Amended Offering Circular dated June 30, 2003 to the consideration being offered to holders of Existing Notes. The Supplemented Offering Circular, however, contains changes to the proposed new credit facilities of MAG and its ultimate parent, Mirant Corporation ("Mirant"), as well as certain supplemental information.

     On July 9, 2003, Mirant also supplemented its offer to exchange its 8.25% Senior Secured Notes due 2008 for its outstanding 2.5% Convertible Senior Debentures due 2021 and 7.4% Senior Notes due 2004 pursuant to Supplement Number 1 to the Second Amended Offering Circular and Disclosure Statement and Solicitation of Acceptances of a Prepackaged Plan of Reorganization dated July 9, 2003 (the "Mirant Exchange Offers").

     Consistent with Mirant's previous filings, the soliciation of acceptances of the pre-packaged plan of reorganization contains substantially the same terms as the terms in the Mirant Exchange Offers.

     The Expiration Date for the Exchange Offer and the Mirant Exchange Offers is July 14, 2003.

Item 7.  Financial Statements and Exhibits

     (a) Financial Statements of business acquired

         None

     (b) Pro Forma financial information

         None

     (c) Exhibits

         99.1 Supplement Number 1 to Second Amended Offering Circular (filed herewith).

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  July 9, 2003                  MIRANT AMERICAS GENERATION, LLC


                                     By:  /s/ J. William Holden, III
                                          --------------------------------
                                          J. William Holden, III
                                          Sr. Vice President, Chief Financial
                                          Officer and Treasurer (Principal
                                          Financial Officer)